UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2025

DATAVAULT AI INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Commitment for Programs

On July 7, 2025, Datavault AI Inc., a Delaware Corporation (the “Company”) entered into a purchase commitment for programs with an effective date of June 30, 2025 (the “Purchase Commitment”) with International Business Machines Corporation (“IBM”), pursuant to which the Company has agreed to purchase, and IBM has agreed to sell, certain subscriptions to IBM program offerings (the “Programs”).

Pursuant to the Purchase Commitment, IBM has agreed to license the Programs to the Company for two payments of $18,935,564 and $4,729,730, respectively (the “Program Payments”). According to an Embedded Solution Agreement (the “Base Agreement”), of which the Purchase Commitment and the Cloud Services Agreement (as defined below) form a part, the Program Payments become due once an invoice is sent from IBM to the Company and are due within 30 days of receipt of the invoice.

Under the Purchase Commitment, the Company must send a report to IBM every 90 days summarizing the use of each Program. The Company may license the Programs to end-users, subject to certain limitations, restrictions, and requirements. The Company must use its own intellectual property to add value to the Programs, and describe this value to IBM as well as bundle it within the Programs when licensing to end-users.

The Purchase Commitment includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including in the Base Agreement.

Cloud Services Subscription Agreement

On July 7, 2025, the Company entered into a cloud services subscription agreement with an effective date of June 30, 2025 (the “Cloud Services Agreement”) with IBM, pursuant to which the Company has agreed to purchase, and IBM has agreed to sell, certain subscriptions to IBM cloud services (the “Cloud Services”).

The Company has selected their Cloud Services, with the minimum value of the Cloud Services actually purchased within each annual period being (i) $105,564 in the first year, (ii) $2,111,850 in the second year, and (iii) $4,117,292.40 in the third year. If the Cloud Services purchased in an annual period exceed the minimum, that surplus amount can be removed from the required minimum for the following year. If the Cloud Services purchased in an annual period are below the minimum, the Company must place an order covering the additional amount within seven days of the end of the applicable annual period. If the Company does not place that additional order, IBM may invoice the Company and require the Company to pay that additional amount to reach the minimum for the applicable annual period.

Pursuant to the Cloud Services Agreement, the Company must use its own intellectual property to add value to the Cloud Services for end-users of the Cloud Services.

The Cloud Services Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including in the Base Agreement.

The foregoing summaries of the Purchase Commitment and the Cloud Services Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Commitment and the Cloud Services Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item in connection with the Purchase Commitment and the Cloud Services Agreement and included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Commitment for Programs, effective as of June 30, 2025.
10.2	Cloud Services Subscription Transaction Document, effective as of June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2025	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer